UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2025 (July 31, 2025)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 31, 2025, Dr. Igal Louria Hayon, notified the board of directors (the “Board”) of Raphael Pharmaceuticals Inc. (the “Company”) of his resignation from the Board, effective August 1, 2025. The resignation of Mr. Hayon as a director was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hayon will still provide services to the Company as its Chief Technology Officer, pursuant to an existing service agreement by and between the Company and Mr. Hayon.

On August 7, 2025, the Board of the Company appointed Mr. Zvi Laufer Laor to serve as a director of the Company in order to fill the resulting vacancy of the Board.

Mr. Laufer, age 73, is a lawyer, specializing in business and commercial law since 1979. Mr. Laufer also played a role in promoting real estate developments in Israel, including the North Mall in Nahariya in 1994 and a residential property company in 1998.

There is no arrangement or understanding between Mr. Laufer and any other person pursuant to which Mr. Laufer was selected as a director for the Board. There are no transactions, relationships or agreements between Mr. Laufer and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

The Board concluded that Mr. Laufer is qualified to serve as a director on the Company’s Board and meets the independence requirement under relevant securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: August 11, 2025

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